                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                            ---


                               -----------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                             31-0838515
                                                       (I.R.S. EMPLOYER
                                                     IDENTIFICATION NUMBER)

 100 EAST BROAD STREET, COLUMBUS, OHIO                     43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                        1 BANK ONE PLAZA, SUITE IL1-0126
                          CHICAGO, ILLINOIS 60670-0126
             ATTN: SANDRA L. CARUBA, VICE PRESIDENT, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                               -----------------
                                  PLEXUS CORP.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



           WISCONSIN                                       39-1344447
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)


       55 JEWELERS PARK DRIVE
          NEENAH, WISCONSIN                                54957-0156
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.          GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO
                 THE TRUSTEE:

                 (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

                 (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                 POWERS.

                 The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                 No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificate of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.       A copy of the existing by-laws of the trustee.*

                 5.       Not Applicable.

                 6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.       Not Applicable.

                  9.       Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 21st day of August, 2000.


                          BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                          TRUSTEE

                          BY  /S/ SANDRA L. CARUBA
                              --------------------
                              SANDRA L. CARUBA
                              VICE PRESIDENT






*EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-4 OF U S WEST COMMUNICATIONS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-32124).

                                                                       EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                             August 21, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Plexus Corp. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION



                                    BY: /S/SANDRA L. CARUBA
                                       -----------------------------------------
                                           SANDRA L. CARUBA
                                           VICE PRESIDENT

                                                                       EXHIBIT 7

Legal Title of Bank:    Bank One Trust Company, N.A.       Call Date: 03/31/00       State #:  391581    FFIEC 032
Address:                100 Broad Street                   Vendor ID:  D             Cert #:  21377      Page RC-1
City, State  Zip:       Columbus, OH 43271                 Transit #:  04400003


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET



                                                                                          DOLLAR AMOUNTS IN THOUSANDS     C300
                                                                                                                          ----
ASSETS
1.  Cash and balances due from depository institutions (from Schedule                      RCON
    RC-A):                                                                                 ----
    a. Noninterest-bearing balances and currency and coin(1).............                  0081             48,450        1.a
    b. Interest-bearing balances(2)......................................                  0071             17,750        1.b
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A)........                  1754                  0        2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)......                  1773              5,714        2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                 1350            396,644        3.
4.  Loans and lease financing receivables:                                                 RCON
    a. Loans and leases, net of unearned income (from Schedule                             ----
    RC-C)................................................................                  2122             87,817        4.a
    b. LESS: Allowance for loan and lease losses.........................                  3123                 10        4.b
    c. LESS: Allocated transfer risk reserve.............................                  3128                  0        4.c
                                                                                           RCON
    d. Loans and leases, net of unearned income, allowance, and                            ----
       reserve (item 4.a minus 4.b and 4.c)..............................                  2125             87,807        4.d
5.  Trading assets (from Schedule RD-D)..................................                  3545                  0        5.
6.  Premises and fixed assets (including capitalized leases).............                  2145             25,200        6.
7.  Other real estate owned (from Schedule RC-M).........................                  2150                  0        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).......................................                  2130                  0        8.
9.  Customers' liability to this bank on acceptances outstanding.........                  2155                  0        9.
10. Intangible assets (from Schedule RC-M)...............................                  2143             26,345       10.
11. Other assets (from Schedule RC-F)....................................                  2160            176,297       11.
12. Total assets (sum of items 1 through 11).............................                  2170            784,207       12.


------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:                Bank One Trust Company, N.A.       Call Date:  03/31/00      State #:  391581  FFIEC 032
Address:                            100 East Broad Street              Vendor ID:  D             Cert #:  21377    Page RC-2
City, State  Zip:                   Columbus, OH 43271                 Transit #:  04400003


SCHEDULE RC-CONTINUED


                                                                                                  DOLLAR AMOUNTS IN
                                                                                                       THOUSANDS
                                                                                                       ---------
LIABILITIES
13. Deposits:                                                                           RCON
    a. In domestic offices (sum of totals of columns A and C                            ----
       from Schedule RC-E, part 1)............................................          2200           567,764         13.a
       (1) Noninterest-bearing(1).............................................          6631           506,455         13.a1
       (2) Interest-bearing...................................................          6636            61,309         13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II).....................................
       (1) Noninterest bearing................................................
       (2) Interest-bearing...................................................
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                      RCFD 2800            0         14
15. a. Demand notes issued to the U.S. Treasury...............................          RCON 2840            0         15.a
    b.  Trading Liabilities (from Schedule RC-D)..............................          RCFD 3548            0         15.b

16. Other borrowed money:                                                               RCON
                                                                                        ----
    a. With original maturity of one year or less.............................          2332                 0         16.a
    b. With original maturity of more than one year...........................          A547                 0         16.b
    c.  With original maturity of more than three years.......................          A548                 0         16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding...................          2920                 0         18.
19. Subordinated notes and debentures.........................................          3200                 0         19.
20. Other liabilities (from Schedule RC-G)....................................          2930            83,885         20.
21. Total liabilities (sum of items 13 through 20)............................          2948           651,649         21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.............................          3838                 0         23.
24. Common stock..............................................................          3230               800         24.
25. Surplus (exclude all surplus related to preferred stock)..................          3839            45,157         25.
26. a. Undivided profits and capital reserves.................................          3632            86,585         26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.............................................................          8434                16         26.b
    c. Accumulated net gains (losses) on cash flow hedges.....................          4336                 0         26.c
27. Cumulative foreign currency translation adjustments.......................
28. Total equity capital (sum of items 23 through 27).........................          3210           132,558         28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).....................................          3300           784,207         29.



Memorandum
To be reported only with the March Report of Condition.



1.      Indicate in the box at the right the number of the statement below that best describes most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996........RCFD 6724....Number  M.1.

1  =    Independent audit of the bank conducted in accordance          4. =    Directors' examination of the bank external auditors
        with generally accepted auditing standards by a certified              (may be required by state chartering authority)
        public accounting firm which submits a report on the bank
                                                                       5  =    Review of the bank's financial statements
2  =    Independent audit of the bank's parent holding company                 by external auditors
        conducted in accordance with generally accepted auditing
        standards by a certified public accounting firm which          6  =    Compilation of the bank's financial statements
        submits a report on the consolidated holding company                   by external auditors
        (but not on the bank separately)
                                                                       7  =    Other audit procedures (excluding tax
3  =    Directors' examination of the bank conducted in accordance             preparation work)
        with generally accepted auditing standards by a certified
        public accounting firm (may be required by state chartering    8  =    No external audit work
        authority)


------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.